Exhibit (k)(2)





                                    FORM OF
                             BROKER-DEALER AGREEMENT

                                     between

                              BANKERS TRUST COMPANY

                                       and

                             [NAME OF BROKER-DEALER]


                          Dated as of June [___], 2001

                                   Relating to

                            AUCTION PREFERRED SHARES

                              SERIES A AND SERIES B

                                       of

                         EATON VANCE SENIOR INCOME TRUST

     BROKER-DEALER AGREEMENT dated as of June [__], 2001, between BANKERS TRUST COMPANY, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of Eaton Vance Senior Income Trust, a Massachusetts business trust (the "Trust"), pursuant to authority granted to it in the Auction Agency Agreement dated as of June [__], 2001, between the Trust and the Auction Agent (the "Auction Agency Agreement")) and [NAME OF BROKER-DEALER] (together with its successors and assigns, "BD").

     The Trust proposes to issue 2,200 preferred shares of beneficial interest, par value $.01 per share, liquidation preference $25,000 per share, designated Series A Auction Preferred Shares and 2,200 preferred shares of beneficial interest, par value $.01 per share, liquidation preference $25,000 per share, designated Series B Auction Preferred Shares (collectively with the Series A Auction Preferred Shares, the "APS"), pursuant to the Trust's Amended By-laws (as defined below).

     The Trust's Amended By-laws provide that the dividend rate on each Series of APS for each Dividend Period after the Initial Dividend Period shall be the Applicable Rate. In each case, in general, shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Trust advises results from implementation of the Auction Procedures (as defined below). The Board of Trustees of the Trust has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Trust has requested and directed the Auction Agent to execute and deliver this Agreement.

     The  Auction   Procedures   require  the   participation  of  one  or  more
Broker-Dealers.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1. Terms Defined by Reference to the Amended By-laws.

     Capitalized terms not defined herein shall have the respective meanings specified in the Amended By-laws of the Trust.

     1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

     (a) "Amended By-laws" shall mean the By-laws of the Trust, as amended through the date hereof, establishing the powers, preferences and rights of the APS.

     (b) "Auction" shall have the meaning specified in Section 3.1 hereof.

     (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part I, Section 19 of Article VII of the Amended By-laws.

     (d) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of the
Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

     (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

     (f)   "Broker-Dealer   Agreement"   shall  mean  this   Agreement  and  any
substantially similar agreement between the Auction Agent and a Broker-Dealer.

     (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

     1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

     (a) Words importing the singular number shall include the plural number and vice versa.

     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

     (d) All references herein to a particular time of day shall be to New York City time.

II. NOTIFICATION OF DIVIDEND PERIOD AND ADVANCE NOTICE OF ALLOCATION OF TAXABLE INCOME.

     2.1. The provisions contained in Part I, Section 4 of Article VII of the Amended By-laws concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

     3.1.  Purpose;   Incorporation  by  Reference  of  Auction  Procedures  and
Settlement Procedures.

     (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the of APS, for the next Dividend Period therefore. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

     (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

     (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Part I, Section 19 of Article VII of the Amended By-laws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

     (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Trust, by notice to BD and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

     3.2. Preparation for Each Auction.

     (a) Not later than 9:30 A.M. on each Auction Date for the APS, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Rate in effect on such Auction Date.

     (b) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of each series of APS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Trust; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of shares of APS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

     3.3. Auction Schedule; Method of Submission of Orders.

     (a) The Trust and the Auction Agent shall conduct Auctions for APS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                Event

By 9:30 A.M.        Auction  Agent advises the Trust and  Broker-Dealers  of the
                    Reference  Rate and the Maximum Rate as set forth in Section
                    3.2(a) hereof.

9:30 A.M. -
1:30 P.M.           Auction Agent  assembles  information  communicated to it by
                    Broker-Dealers  as  provided  in Part  II,  Section  3(a) of
                    Article VII of the Amended By-laws.  Submission  Deadline is
                    1:00 P.M.

Not earlier
than 1:30 P.M.     Auction  Agent  makes  determinations  pursuant  to Part II,
                    Sections 3-5 of Article VII of the Amended By-laws.

By approximately
3:00 P.M.           Auction  Agent  advises  the  Trust  of the  results  of the
                    Auction as provided in Part II, Section 4(b) of Article VII of the Amended By-laws. Submitted Bids and Submitted Sell
                    Orders are accepted and rejected in whole or in part and shares of APS are allocated as provided in Part II, Section
                    5 of Article VII of the Amended By-laws. Auction Agent gives notice of the Auction results as set forth in Section 3.4(a) hereof.

     (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Part II, Section 2(c)(ii) of Article VII of the Amended By-laws.

     (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

     (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of shares of APS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of shares of APS to be transferred to or by any Person that purchased or sold shares of APS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

     3.4. Notice of Auction Results.

     (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

     (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

     If any Beneficial Owner or Existing Holder selling shares of APS in an Auction fails to deliver such shares, the BD of any Person that was to have purchased shares of APS in such Auction may deliver to such Person a number of whole shares of APS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of APS to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of shares of APS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

     3.5. Service Charge to Be Paid to BD.

     On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Trust an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of 7 days or less, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of (A) the aggregate number of APS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of APS subject to valid Hold Orders (determined in accordance with Part II, Section 3 of Article VII of the Amended By-laws) submitted to the Auction Agent by BD plus (C) the number of APS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Part II,
Section 3 of Article VII of the Amended By-laws that were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Rate Period, that amount as mutually agreed upon by the Trust and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Rate Period.

     For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired shares of APS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV.  THE AUCTION AGENT.

     4.1. Duties and Responsibilities.

     (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

     (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     4.2. Rights of the Auction Agent.

     (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

     (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     4.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the APS.

V.   MISCELLANEOUS.

     5.1. Termination. Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if BD is [UBS WARBURG LLC], neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Trust to such termination, which consent shall not be withheld unreasonably.

     5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

     (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

     (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the APS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     5.3. Agent Member. At the date hereof, BD is a participant of the Securities Depository.

     5.4. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

        If to BD,                  [_____________________]
        addressed to:              [_____________________]
                                   [_____________________]

                                   Attention:  [____________________]
                                   Telecopier No.: [________________]
                                   Telephone No.:  [________________]

        If to the Auction          Bankers Trust Company
        Agent, addressed to:       Corporate Trust and Agency Group
                                   Four Albany Street
                                   New York, NY  10006

                                   Attention: Auction Rate Securities
                                   Telecopier No.: (212) 250-6215
                                   Telephone No.: (212) 250-6850

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     5.5. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     5.6. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.7. Amendment; Waiver.

     (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

     (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     5.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trust without the consent of BD.

     5.9. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                BANKERS TRUST COMPANY



                                By:
                                Title:

                                [NAME OF BROKER-DEALER]



                                By:
                                Title:

                                    EXHIBIT A

                              SETTLEMENT PROCEDURES


[Included as Appendix C to the Statement of Additional Information of the Trust]

                                    EXHIBIT B

                              BANKERS TRUST COMPANY
                                AUCTION BID FORM


Submit To:  Bankers Trust Company                      Issue: Eaton Vance Senior
            Four Albany Street                                Income Trust
            New York, NY  10006
            Attention: Auction Rate Securities
            Telecopier No.: (212) 250-6215
            Telephone No.: (212) 250-6850


The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:   ____________________________________________

                  BENEFICIAL OWNER

Shares now held   _______________           HOLD              _____________
                                            BID at rate of    _____________
                                            SELL              _____________

                           POTENTIAL BENEFICIAL OWNER

                           # of shares bid   _____________
                           BID at rate of    _____________ Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.


NAME OF BROKER-DEALER      ____________________________________________

Authorized Signature       ____________________________________________

                                    EXHIBIT C

                    (Note: To be used only for transfers made
                       other than pursuant to an Auction)

TRANSFER FORM

     Re:  Eaton Vance Senior Income Trust Auction Preferred Shares


We are (check one):

[ ]   the Existing Holder named below;

[ ]   the Broker-Dealer for such Existing Holder; or

[ ]   the Agent Member for such Existing Holder.

     We hereby notify you that such Beneficial Owner has transferred _____ APS to __________________________.

                ______________________________
                (Name of Existing Holder)

                ______________________________
                (Name of Broker-Dealer)

                ______________________________
                (Name of Agent Member)


                By:             __________________________________
                Printed Name:
                Title:

                                    EXHIBIT D

                 (Note: To be used only for failures to deliver
                        APS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II


     I. We are a Broker-Dealer for ____________________ (the "Purchaser"), which purchased _____________ shares of APS of Eaton Vance Senior Income Trust in the Auction held on _________________________________from the seller of such shares.

     II. We are a Broker-Dealer for _____________________ (the "Seller"), which sold ___________________shares of APS of Eaton Vance Senior Income Trust, in the Auction held on _______________________________ to the Purchaser of such shares.

     We hereby notify you that (check one):

     [ ]  the Seller failed to deliver such shares to the Purchaser

     [ ] the Purchaser failed to make payment to the Seller upon delivery of such shares

          Name: ________________________________
                (Name of Broker-Dealer)


          By:   ________________________________
          Printed Name:
          Title:

                                      D-1